UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Preferred Apartment Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preferred Apartment Communities, Inc. Announces Proxy Advisory Firm
Glass Lewis Joins ISS in Recommending Stockholders Vote “FOR” Proposed
Acquisition by Blackstone Real Estate Income Trust, Inc.

Atlanta, GA – May 31, 2022 -- Preferred Apartment Communities, Inc. (NYSE: APTS) (“PAC”) today announced that Glass, Lewis & Co., another leading independent proxy advisory firm, has joined Institutional Shareholder Services Inc. (“ISS”) in recommending that stockholders vote “FOR” the previously announced all-cash acquisition of PAC by Blackstone Real Estate Income Trust, Inc. (“BREIT”) at PAC’s upcoming Special Meeting of Stockholders (the “Special Meeting”) scheduled for June 7, 2022 at 9:00 a.m., Eastern Time.
As previously announced, PAC and affiliates of BREIT have entered into a definitive merger agreement pursuant to which BREIT has agreed to acquire PAC for $25.00 per share of common stock. The proposed acquisition is expected to be completed on or about June 9, 2022, subject to approval by PAC’s common stockholders and the satisfaction or waiver of other customary closing conditions.
PAC’s Board of Directors recommends that you vote “FOR” the proposed acquisition of PAC by BREIT. All PAC stockholders of record as of the close of business on April 11, 2022 are entitled to vote.
PAC stockholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of ISS, Glass Lewis and PAC’s Board of Directors, stockholders should vote “FOR” the proposed acquisition of PAC by BREIT today.
If you have any questions about the Special Meeting or need assistance voting your shares, please contact PAC’s proxy solicitor, MacKenzie Partners, Inc., by email at proxy@mackenziepartners.com or by phone at (800) 322-2885.
About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery-anchored shopping centers. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans. As of March 31, 2022, the Company owned or was invested in 113 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.
Additional Information and Where to Find It
In connection with the proposed merger, Preferred Apartment Communities, Inc. (the “Company”) has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by the Company at its website, www.pacapts.com, or at the SEC’s website, www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from the Company by directing such request to Preferred Apartment Communities, Inc., to the attention of the Corporate Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327.
Participants in the Solicitation
The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 28, 2022, Amendment No. 1 on Form 10-K/A to amend its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on May 2, 2022, and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, have also been included in the Proxy Statement. Investors should read the Proxy Statement carefully before making any voting or investment decisions.
Cautionary Statement Regarding Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements that contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect our management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in the Company’s respective filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

SOURCE: Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com

Preferred Apartment Communities, Inc.
Paul Cullen 770-818-4144
Executive Vice President-Investor Relations
Email: Investorrelations@pacapts.com

Additional Investor Contact:
MacKenzie Partners, Inc.
Bob Marese
212-929-5500